FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 08 1996
4139-96
/s/ Dean Heller
DEAN HELLER, Secretary of State

          CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                OF
                SILVER STRIKE MINING COMPANY, INC.

    The undersigned, being the Original Incorporator of SILVER STRIKE MINING COMPANY, INC. a Nevada Corporation, hereby certifies that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

    The undersigned certifies that the original Articles of Incorporation of SILVER STRIKE MINING COMPANY, INC. were filed with the Secretary of State of Nevada on the 27th day of February 1996. <THIS IS ILLEGIBLE> the corporation has been issued. The undersigned further certifies that ARTICLES THIRD, FOURTH, FIFTH AND FOURTEENTH of the original Articles of Incorporation filed on the 27th day of February, 1996, herein is amended to read as follows:

                          ARTICLES THIRD
    The Corporation is authorized to engage in any lawful activity, including, but not limited to the following:

    (A) shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

    (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and object for which this corporation is organized.

    (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

    (D) Shall have power to sue and be sued in any court of law or equity.

    (E) Shall have power to make contracts.

    (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

    (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

    (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

    (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

    (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, it desires, but such use or nonuse shall not in any way affect the legality of the document.

    (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, as for any other lawful purpose of its incorporation, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

    (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

    (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

    (N) Shall have <ILLEGIBLE>, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

    (O) Shall have power to do all and everything necessary and proper for the
<ILLEGIBLE> or articles of incorporation, or any amendment thereof, or necessary or incidental to the <ILLEGIBLE> and benefit of the corporation, and in general, to carry on any lawful business necessary or incidental to the
<ILLEGIBLE> of the objects of the corporation, whether or not such business is similar in nature as the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

    (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

    (Q) Shall have power to enter into partnerships, general and limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

    (R) To engage in mining and mining development and to do all acts necessary in connection with said business purpose.

    (S) To do <ILLEGIBLE> accomplishment of any of the purposes on the
<ILLEGIBLE> of any one or more of the subjects herein enumerated or which at any time may appear conductive in or expedient for the protection or benefit of this <ILLEGIBLE> and to the same extent as natural persons might or could do in any part of the world: as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.
                         ARTICLES FOURTH

    FOURTH. The total number of common stock authorized that may be issued by the corporation is TWENTY MILLION (20,000,000) shares of stock with a par value of $0.05 per share and no other class of stock shall be authorized.
Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

                          ARTICLES FIFTH

    FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

    The name and post office address of the first board of Directors shall be three (3) in number and listed as follows:

                        Martin Goicoechea
                        88 Center Street
                        Rock Springs, Wyoming 82920

                        Kenneth McFarland
                        88 Center Street
                        Rock Springs, Wyoming 82920

                        Anita Patterson
                        870 East 9400 South
                        Suite #205
                        Sandy, Utah 84094

                        ARTICLES FOURTEENTH

    FOURTEENTH. No contract of other transactions between this corporation and one or more of its directors for any other corporation, firm, association or entity in which one or more of its directors or officers are financial interested, shall be either void or voidable because of such relation interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee

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
because of such relation interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose of: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of Committee thereof which authorizes, approves or ratifies such contract or transaction.

          CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                OF
                SILVER STRIKE MINING COMPANY, INC.
                            CONTINUED

        The undersigned hereby certify that they have on this 28th day of June 1996 executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                               /s/ Martin Goicoechea
                               --------------------------------------------
                                President

                                /s/  Anita Patterson
                                ------------------------------------------
                                 Secretary


STATE OF WYOMING                    )
                                    ) SS:
COUNTY OF SWEETWATER                )

    On this 28th day of June, 1996, before me, the undersigned, a Notary Public in and for the County of Sweetwater, State of Wyoming personally appeared Martin Goicoechea.

    Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.


/s/ Emily Hamm
-------------------------------------
Notary Public

<Notary Seal of Emily Hamm appears here>

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

STATE OF UTAH          )
                       )SS:
COUNTY OF SALT LAKE    )

On this     day of July, 1996,  before me, the undersigned, a Notary Public in and for the County of Salt Lake, State of Utah personally appeared:

                                           AnitaPatterson

    Known to me to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.


/s/ Erin J. Orton
-------------------------------------
Notary Public

(SEAL)


<Notary Seal appears here>



                             <Illegible Stamp appears here>